As filed with the Securities and Exchange Commission on September 4, 1996

                                           Registration No. 33-____________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                       _____________________________

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   Under

                         THE SECURITIES ACT OF 1933
                       ______________________________

                              MITY-LITE, INC.
           (Exact name of registrant as specified in its charter)

          Utah                                    87-0448892
(State or other jurisdiction of              (I.R.S. Employer
 incorporation or organization)              Identification No.)

                            1301 West 400 North
                             Orem, Utah  84057
                  (Address of Principal Executive Offices)

                  MITY-LITE, INC. EMPLOYEE RETIREMENT PLAN
                   MITY-LITE, INC. 1990 STOCK OPTION PLAN
                         (Full title of the plans)

                                                 Copy to:

Gregory L. Wilson, President            Nolan S. Taylor, Esq.
Mity-Lite, Inc.                         Thomas R. Taylor, Esq.
1301 West 400 North                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
Orem, Utah  84057                       136 South Main Street
Telephone:  (801) 224-0589              1000 Kearns Building
(Name, address, including zip code,     Salt Lake City, Utah  84101-1685
and telephone number, including         Telephone:  (801) 320-6700
area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
    Title of                      Proposed     Proposed Maximum
   Securities     Amount To       Maximum          Aggregate       Amount of
      To Be           Be       Offering Price      Offering       Registration
   Registered    Registered      Per Share           Price            Fee

 Common Stock,
   $0.01 par
   value           525,000        $7.88(1)        $4,137,000       $ 1,426.55
 Interests in
   the Employee
   Retirement
   Plan              (2)            (2)               (2)             (2)

     (1) Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, estimated solely for the purpose of calculating the registration fee, based upon the average of the final bid and asked prices for Mity-Lite, Inc. Common Stock as quoted on the NASDAQ National Market System on August 29, 1996.

     (2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Employee Retirement Plan described herein. Pursuant to Rule 457(h)(2), no separate fee is required with respect to such interests.

                         Exhibit Index is on page 7
                                Page 1 of 13



                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996.

     (b) The Company's Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 1996.

     (c) The description of the Company's Common Stock included in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

     (d)  The Company's 1996 Annual Report to Shareholders.

     All documents filed by the Company or the Company's Employee Retirement Plan (the "401(k) Plan") pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date this Registration Statement is filed with the Securities and Exchange Commission but prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     Not applicable.

Item 6.   Indemnification of Directors and Officers

     Article IV of the Company's Amended and Restated Articles of Incorporation and Article 9 of the Company's Amended and Restated Bylaws, as amended by the First Amendment to the Amended and Restated Bylaws, and in accordance with Section 16-10a-901 et seq. of the Utah Revised Business Corporation Act, as amended, provide that the Company may, to the maximum extent and in the manner permitted by the Utah Revised Business Corporation Act, as amended, indemnify an individual made a party to a proceeding because he is or was a director of the Company against liability incurred in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, if the individual's conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the Company's best interests, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The liability against which indemnification is applicable is the liability incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan), or reasonable expenses. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the individual's conduct was not in good faith, that the individual did not reasonably believe that his conduct was in, or not opposed to, the Company's best interests, or that, in the case of any criminal proceeding, the individual had reasonable cause to believe his conduct was unlawful. The Company may also indemnify any officer of the Company who is not also a director to a greater extent, if not inconsistent with public policy and, if provided for by the Company's Articles of Incorporation or Bylaws, by general or specific action of its Board of Directors, or by contract.

     The Company may not indemnify an individual unless authorized and a determination is made in the specific case that indemnification of the individual is permissible in the circumstances because his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the Company's best interests, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company may not advance expenses to any individual to whom the Company may ultimately be responsible for indemnification unless authorized in the specific case and after the individual furnishes the following to the
Company: (1) a written affirmation of his good faith belief that his conduct was in good faith, that he reasonably believed his conduct was in, or not opposed to, the Company's best interests, and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; and (2) a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct referenced in part (1) of this sentence. In addition to the individual furnishing the aforementioned written affirmation and undertaking in order for the Company to advance expenses, the determination must also be made that the facts then known to those making the determination would not preclude indemnification.

     All determinations relative to indemnification must be made as follows: (1) by the Board of Directors of the Company by a majority vote of those present at a meeting at which a quorum is present, with only those directors not parties to the proceeding being counted in satisfying the quorum requirement; or (2) if a quorum cannot be obtained as contemplated in part (1) of this sentence, by a majority vote of a committee of the Board of Directors designated by the Board of Directors of the Company, which committee shall consist of two or more directors who are not parties to the proceeding, except that directors who are parties to the proceeding may participate in the designation of the directors to serve on the committee; or (3) by special legal counsel selected by the Board of Directors or its committee in the manner prescribed in part (1) or part (2) of this sentence (however, if a quorum of the Board of Directors cannot be obtained under part (1) of this sentence and a committee cannot be designated under part (2) of this sentence, then such special legal counsel shall be selected by a majority vote of the full Board of Directors, in which selection directors who are parties to the proceeding may participate); or (4) by the shareholders, by a majority of the votes entitled to be cast by holders of qualified shares present in person or by proxy at a meeting.

     The Company has also entered into Indemnification Agreements with its officers and directors. These Indemnification Agreements are substantially similar in effect to the Company's Bylaws and Articles of Incorporation relative to providing indemnification to the maximum extent allowed and in the manner permitted by the Utah Revised Business Corporation Act, as amended. Additionally, such Indemnification Agreements contractually bind the Company with respect to indemnification and contain certain exceptions to indemnification, but do not limit the indemnification available pursuant to the Company's Bylaws or Articles of Incorporation or under the Utah Revised Business Corporation Act, as amended.

Item 7.   Exemption from Registration Claimed

     Not applicable.

Item 8.   Exhibits

     The following exhibits are filed as a part of this Registration
Statement:

     Exhibit No.    Description

     5.1 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (including consent)

     10.1      Employee Retirement Plan (1)

     10.2      1990 Stock Option Plan (2)

     23.1      Consent of Price Waterhouse LLP

     23.2 Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in Exhibit 5.1 above)
____________________

(1) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1996.

(2) Incorporated by reference to the Company's Registration Statement on Form SB-2, Registration Number 33-76758-D, filed with the Commission on March 24, 1994.

     (a) See Exhibit No. 5.1 attached hereto for opinion as to the legality of the securities being registered hereunder.

     (b) The registrant has submitted the 401(k) Plan (and hereby undertakes to submit any future amendments thereto) to the Internal Revenue Service and has made and will make all changes required by the Internal Revenue Service in order to quality the 401(k) Plan.

Item 9.   Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs that is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on August 29, 1996.

                         MITY-LITE, INC.
                             (Registrant)

                         By:      /s/ Gregory L. Wilson
                            __________________________________________
                               Gregory L. Wilson
                               Its:  President

     The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustees have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orem, State of Utah, on August 29, 1996.

                         MITY-LITE, INC. EMPLOYEE RETIREMENT PLAN
                             (Plan)

                         By:      /s/ Gregory L. Wilson
                              ________________________________________
                               Gregory L. Wilson
                               Its:  Trustee



                             POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers or directors of the registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Gregory L. Wilson as attorney-in-fact in his name, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their names and hereby ratify all that said attorney-in-fact may do by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

SIGNATURE                     TITLE                    DATE

/s/ Gregory L. Wilson    Chairman of the Board,        August 29, 1996
(Gregory L. Wilson)      President, Treasurer and
                         Director (Principal
                         Executive Officer)

/s/ Bradley T Nielson    Chief Financial Officer       August 29, 1996
(Bradley T Nielson)      (Chief Financial and
                         Accounting Officer)

/s/ Ralph E. Crump       Director                      August 29, 1996
(Ralph E. Crump)

/s/ Peter Najar          Director                      August 29, 1996
(Peter Najar)

/s/ C. Lewis Wilson      Director                      August 29, 1996
(C. Lewis Wilson)

                             INDEX TO EXHIBITS

Exhibit No.    Description                                         Page No.

 5.1      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          (including consent)                                          9

10.1      Employee Retirement Plan (1)

10.2      1990 Stock Option Plan (2)

23.1      Consent of Price Waterhouse LLP                             11

23.2      Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
          (included in Exhibit 5.1 above)                             13

_____________________

(1) Incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ending March 31, 1996.

(2) Incorporated by reference to the Company's Registration Statement on Form SB-2, Registration Number 33-76758-2, filed with the Commission on March 24, 1994.



                                                                EXHIBIT 5.1

                       [LeBoeuf, Lamb, Greene & MacRae
                                    L.L.P.]

                               (801) 320-6727

                              August 29, 1996

Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W., Judicial Plaza
Washington, D.C. 20549

     Re: Mity-Lite, Inc. Form S-8 Registration Statement Relating to 525,000 Shares of Common Stock and an Indeterminate Number of Interests to be Offered or Sold Pursuant to the Employee Retirement Plan (the "401(k) Plan") and the 1990 Stock Option Plan (the "1990 Plan")

Ladies and Gentlemen:

     As counsel for Mity-Lite, Inc., a Utah corporation, in connection with its proposed registration of a total of 525,000 shares of Common Stock, $0.01 par value per share, and an indeterminate number of interests to be offered or sold pursuant to the 401(k) Plan and the 1990 Plan, it is our opinion that the securities being registered will, upon receipt by Mity-Lite, Inc. of consideration therefor and the issuance of such securities, be legally issued, fully-paid and non-assessable. Furthermore, we consent to the inclusion of our opinion as an Exhibit to the Registration Statement of Mity-Lite, Inc. on Form S-8 under the Securities Act of 1933, as amended.

                              Very truly yours,






                                                    EXHIBIT 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 13, 1996, which appears on page 21 of the 1996 Annual Report to Shareholders of Mity-Lite, Inc., which is incorporated by reference in Mity-Lite, Inc.'s Annual Report on Form 10-KSB for the year ended March 31, 1996.



Price Waterhouse LLP
Salt Lake City, Utah
August 29, 1996



                                                     EXHIBIT 23.2



See Exhibit 5.1 for Consent of LeBoeuf, Lamb, Greene & MacRae,
L.L.P.